Exhibit 99.1

MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747-3151 Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS AND PROVIDES FISCAL THIRD QUARTER GUIDANCE

- Net Sales of $661.5 Million; GAAP Diluted EPS of $0.79; Adjusted Diluted EPS of $0.87 -

- Fiscal Q3 Guidance for Base Business Organic Average Daily Sales Growth between 7% and 9% 1 -

- Fiscal Q3 Guidance for GAAP Diluted EPS of between $1.00 and $1.04 and for Adjusted Diluted EPS of between $1.03 and $1.07 2 -

Melville, NY, April 9, 2014 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today reported financial results for its fiscal second quarter ended March 1, 2014.

Net sales for the fiscal second quarter 2014 were $661.5 million, an increase of 16.2% over net sales of $569.5 million in the same quarter a year ago. The acquired Barnes Distribution North America (“BDNA”) business contributed $69.8 million to net sales in the fiscal second quarter 2014.

Excluding non-recurring costs of $8.0 million associated with the BDNA acquisition, the co-location of the Company’s headquarters, and the executive separation costs, adjusted operating income for the fiscal second quarter 2014 was $89.8 million, or 13.6% of net sales, compared to $92.3 million, or 16.2% of net sales in the same quarter a year ago. GAAP operating income for the fiscal second quarter 2014 was $81.7 million, or 12.4% of net sales, compared to $90.6 million, or 15.9% of net sales in the same quarter a year ago.

Excluding the after tax effects of non-recurring costs, adjusted net income for the fiscal second quarter 2014 was $54.5 million, or $0.87 per diluted share (based on 62.1 million diluted shares outstanding), compared to $57.2 million, or $0.90 per diluted share, in the same quarter a year ago (based on 63.0 million diluted shares outstanding). The BDNA operations contributed approximately $0.04 to the fiscal second quarter 2014 EPS. GAAP net income for the fiscal second quarter 2014 was $49.5 million, or $0.79 per diluted share, compared to $56.1 million, or $0.88 per diluted share, in the same quarter a year ago.

Erik Gershwind, President and Chief Executive Officer, stated, “The manufacturing environment continues to show improvement. Despite the impact of weather disruptions, we continued to gain share in our core metalworking market and saw accelerated growth rates in our national account and government programs.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “We were pleased to deliver the high end of our earnings per share guidance in the second quarter despite the weather disruptions that impacted our sales growth. Additionally, we continued to execute on our infrastructure and growth initiatives according to plan. Looking forward to fiscal third quarter, the midpoint of our guidance range for organic average daily sales growth assumes that April and May continue the underlying organic growth rates seen in March.”1

Mr. Gershwind concluded, “We are executing on our share gain and infrastructure initiatives to fuel our next level of growth. We are putting in place a new growth platform in the form of BDNA with Class C products and solutions. And, most importantly, we are focusing relentlessly on helping our customers streamline their MRO supply chain to take costs out. All of that is the formula for an exciting earnings growth story in the years to come.”

1 Excludes the contribution to Average Daily Sales growth of 5-7 percentage points from the acquired BDNA operations.

2 Includes $0.04 of accretion from the acquired BDNA operations.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page - 2 -

Outlook

MSC expects net sales for fiscal third quarter 2014 to be between $720 million and $732 million. At the midpoint, average daily sales growth, excluding BDNA, is expected to be 8.0 percent. Excluding non-recurring integration costs associated with BDNA, the Company expects adjusted diluted earnings per share for the fiscal third quarter 2014 to be between $1.03 and $1.07.

MSC expects the non-recurring costs related to the BDNA acquisition to impact GAAP diluted earnings per share by approximately $0.03 in the fiscal third quarter 2014.

The Company remains on track to achieve fiscal year 2014 adjusted operating margin consistent with its fiscal 2014 operating framework assuming a continuing moderate sales growth environment.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. Eastern Time to review the Company’s fiscal 2014 second quarter results. The call, accompanying slides and other operational statistics may be accessed via the Internet on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, May 9, 2014.

Alternatively, the conference call can be accessed by dialing 1-877-270-2148 (U.S.) or 1-412-902-6510 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, May 9, 2014. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10042550.

The Company’s reporting date for fiscal third quarter 2014 results will be July 9, 2014.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Contact Information

Investor:	Media:
John G. Chironna	Rachel Rosenblatt
VP Investor Relations & Treasurer	FTI Consulting – Strategic Communications
MSC Industrial Direct Co., Inc.	(212) 850-5600
(704) 987-5231

About MSC Industrial Direct Co., Inc. MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America. MSC employs one of the industry’s largest sales forces and distributes approximately 760,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC’s website at http://www.mscdirect.com.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -3 -

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, including the Barnes Distribution North America acquisition, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, disclosing our use of “conflict minerals” in certain of the products we distribute could raise reputational and other risks, the Company’s ability to enhance its information technology systems without disruption to our business operations, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -4-

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 1, 2014	August 31, 2013
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$45,323	$55,876
Accounts receivable, net of allowance for doubtful accounts	365,074	345,366
Inventories	393,558	419,012
Prepaid expenses and other current assets	38,503	35,464
Deferred income taxes	37,771	37,771
Total current assets	880,229	893,489
Property, plant and equipment, net	280,027	251,536
Goodwill	628,606	630,318
Identifiable intangibles, net	146,305	155,324
Other assets	34,666	12,336
Total assets	$1,969,833	$1,943,003

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$ 40,000	$ —
Current maturities of long-term debt	20,321	14,184
Accounts payable	108,432	113,636
Accrued liabilities	84,057	85,759
Total current liabilities	252,810	213,579
Long-term debt, net of current maturities	251,669	241,566
Deferred income taxes and tax uncertainties	97,475	97,475
Total liabilities	601,954	552,620
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	55	55
Class B common stock	14	14
Additional paid-in capital	555,497	528,770
Retained earnings	1,199,866	1,132,868
Accumulated other comprehensive loss	(6,261)	(4,427)
Class A treasury stock, at cost	(381,292)	(266,897)
Total shareholders’ equity	1,367,879	1,390,383
Total liabilities and shareholders’ equity	$1,969,833	$1,943,003

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -5-

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 1, 2014	March 2, 2013	March 1, 2014	March 2, 2013
Net sales	$661,513	$569,462	$1,340,023	$1,146,953
Cost of goods sold	354,692	313,093	718,347	625,495
Gross profit	306,821	256,369	621,676	521,458
Operating expenses	225,099	165,793	443,204	328,530
Income from operations	81,722	90,576	178,472	192,928
Other (expense) income:
Interest expense	(967)	(73)	(1,814)	(125)
Interest income	4	39	9	82
Other (expense) income, net	(266)	87	(478)	71
Total other (expense) income	(1,229)	53	(2,283)	28
Income before provision for income taxes	80,493	90,629	176,189	192,956
Provision for income taxes	30,981	34,550	67,631	73,690
Net income	$49,512	$56,079	$108,558	$119,266
Per Share Information:
Net income per common share:
Basic	$0.80	$0.89	$1.73	$1.89
Diluted	$0.79	$0.88	$1.72	$1.88
Weighted average shares used in computing net income per common share:
Basic	61,743	62,699	62,258	62,538
Diluted	62,050	63,008	62,564	62,854
Cash dividend declared per common share	$0.33	$0.30	$0.66	$0.60

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -6-

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 1, 2014	March 2, 2013	March 1, 2014	March 2, 2013
Net income, as reported	$49,512	$56,079	$108,558	$119,266
Foreign currency translation adjustments	(2,457)	(1,046)	(1,834)	(777)
Comprehensive income	$47,055	$55,033	$106,724	$118,489

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -7-

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	March 1, 2014	March 2, 2013
Cash Flows from Operating Activities:
Net income	$108,558	$119,266
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	32,059	21,069
Stock-based compensation	9,267	8,104
Loss on disposal of property, plant, and equipment	1,087	645
Provision for doubtful accounts	2,538	1,591
Excess tax benefits from stock-based compensation	(4,143)	(4,735)
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(21,669)	(9,573)
Inventories	25,875	28,246
Prepaid expenses and other current assets	(4,414)	(9,494)
Other assets	865	2,390
Accounts payable and accrued liabilities	1,460	(22,482)

Total adjustments	42,925	15,761

Net cash provided by operating activities	151,483	135,027

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(33,925)	(40,306)
Investment in available for sale securities	(24,024)	—
Cash used in business acquisition, net of cash received	1,434	—

Net cash used in investing activities	(56,515)	(40,306)

Cash Flows from Financing Activities:
Purchases of treasury stock	(115,435)	(3,629)
Payments of cash dividends	(41,430)	(37,855)
Payments on capital lease and financing obligations	(1,077)	(610)
Excess tax benefits from stock-based compensation	4,143	4,735
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	1,989	2,094
Proceeds from exercise of Class A common stock options	12,184	15,901
Borrowings under financing obligations	254	257
Borrowings under Credit Facility	50,000	—
Payments of notes payable and revolving credit note under the credit facility	(16,250)	—
Net cash used in financing activities	(105,622)	(19,107)

Effect of foreign exchange rate changes on cash and cash equivalents	101	(118)
Net (decrease) increase in cash and cash equivalents	(10,553)	75,496
Cash and cash equivalents – beginning of period	55,876	168,453
Cash and cash equivalents – end of period	$45,323	$243,949

Supplemental Disclosure of Cash Flow Information:

Cash paid for income taxes	$67,062	$77,552
Cash paid for interest	$1,613	$31

# # #

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -8-

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Barnes Distribution North America (“BDNA”) acquisition, the co-location of our corporate headquarters in Davidson, North Carolina, and the executive separation costs related to the departure of the EVP of Human Resources and related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use certain non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	March 1, 2014
(dollars in thousands)	$	Margin
GAAP Operating income	$81,722	12.4%
Non-recurring costs	8,037
Adjusted Operating income	$89,759	13.6%

	Thirteen Weeks Ended
	March 2, 2013
(dollars in thousands)	$	Margin
GAAP Operating income	$90,576	15.9%
Non-recurring costs	1,773
Adjusted Operating income	$92,349	16.2%

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS	Page -9-

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 1, 2014	March 2, 2013
	(dollars in thousands)
Sales	$661,513	$569,462
Cost of Sales	354,692	313,093
Gross Margin	306,821	256,369
Operating Expenses	225,099	165,793
Income from Operations	81,722	90,576
Non-recurring costs	8,037	1,773
Adjusted Operating income	$89,759	$92,349

	Thirteen Weeks Ended
	March 1, 2014
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS
GAAP net income	$49,512	$0.79
Non-recurring costs*	4,944	0.08
Adjusted net income	$54,456	$0.87

* On a pre-tax basis includes approximately $484 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina, approximately $4,581 of non-recurring integration costs associated with the BDNA acquisition, and approximately $2,972 of non-recurring executive separation costs related to the departure of the EVP of Human Resources for the thirteen weeks ended March 1, 2014. The non-recurring costs were calculated using an effective tax rate of 38.5%.

	Thirteen Weeks Ended
	March 2, 2013
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS
GAAP net income	$56,079	$0.88
Non-recurring costs*	1,098	0.02
Adjusted net income	$57,177	$0.90

* On a pre-tax basis includes approximately $133 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $1,640 of non-recurring transaction costs associated with the BDNA acquisition for the thirteen weeks ended March 2, 2013. The non-recurring costs were calculated using an effective tax rate of 38.1%.